Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

        This Amendment, dated as of September 27, 2004, is made by and between MEDTOX SCIENTIFIC, INC., a Delaware corporation (“Scientific”), MEDTOX LABORATORIES, INC., a Delaware corporation (“Laboratories”), MEDTOX DIAGNOSTICS, INC., a Delaware corporation (“Diagnostics”), and CONSOLIDATED MEDICAL SERVICES, INC., a Delaware corporation (“Consolidated”, and together with Scientific, Laboratories and Diagnostics, collectively, the “Borrowers”, and each a “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation formerly known as Norwest Business Credit, Inc. (the “Lender”).

Recitals

        The Borrowers and the Lender are parties to an Amended and Restated Credit and Security Agreement dated as of May 7, 2001 but effective as of March 31, 2001, as amended by a First Amendment to Amended and Restated Credit and Security Agreement dated as of October 24, 2001, a Second Amendment to Amended and Restated Credit and Security Agreement dated as of May 10, 2002, a Third Amendment to Amended and Restated Credit and Security Agreement dated as of August 15, 2003 and a Fourth Amendment to Amended and Restated Credit and Security Agreement dated as of March 5, 2004 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1.        Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

“‘Term Floating Rate’ means an annual rate equal to the sum of the Prime Rate plus three-quarters of one percent (0.75%), which annual rate shall change when and as the Prime Rate changes.”

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2. Financial Covenants. Section 7.10 is amended to read as follows:

        “Section 7.10 Capital Expenditures. During each fiscal year-to-date period described below, the Borrowers and their Subsidiaries will not incur or contract to incur in the aggregate, Capital Expenditures of more than the amount set forth opposite such period:

Year-to-date period ending	Capital Expenditures
September 30, 2004	$4,250,000
December 31, 2004	$4,250,000

            3.        Consent to Payment of Subordinated Debt. Pursuant to the terms of the 10% Private Placement Subordinated Notes listed on Exhibit B to this Amendment (the “Subordinated Notes”), payment of principal and interest on the Subordinated Notes is subordinated to payment of the Obligations under the Credit Agreement, and the Borrower is required to make full payment of the Obligations under the Credit Agreement prior to any payment of principal and interest on the Subordinated Notes. Notwithstanding the foregoing, the Lender consents to the Borrowers’ payment of all principal and interest on the Subordinated Notes, provided that (a) no Default or Event of Default exists or will occur as a result of such payment and (b) Availability shall not be less than $750,000 after such payment.

        4.        Changes to Exhibits. Exhibit B to the Credit Agreement is replaced by Exhibit A to this Amendment.

        5.        No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        6.        Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

        (a)        A Certificate of the Secretary of each Borrower certifying as to (i) the resolutions of its board of directors approving the execution and delivery of this Amendment, (ii) the fact that its articles of incorporation and bylaws, which were previously certified and delivered to the Lender continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) that its officers and agents who have been previously certified to the Lender, as being authorized to sign and to act on its behalf continue to be so authorized or setting forth the sample signatures of each of its officers and agents authorized to execute and deliver this Amendment and all other documents, agreements and certificates on its behalf.

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(b) Such other matters as the Lender may require.

7. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:

        (a)        Each Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

        (b)        The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower, or the articles of incorporation or by-laws of any Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

        (c)        All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

        8.        No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

Medtox - Fifth Amendment to Amended and
Restated Credit and Security Agreement

        9.        Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

        10.        Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

        11.        Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC	MEDTOX SCIENTIFIC, INC.
MEDTOX DIAGNOSTICS, INC
MEDTOX LABORATORIES, INC
CONSOLIDATED MEDICAL SERVICES, INC
By s/s Kimberly Leppanen
Kimberly Leppanen
Its Vice President	By s/s Richard J. Braun
Richard J. Braun
Their Chief Executive Officer

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Exhibit A to Fifth Amendment to Amended and Restated Credit and Security Agreement

Compliance Certificate

To:	Kimberly Leppanen
Wells Fargo Business Credit, Inc.

Date:	__________________

Subject:	Medtox Scientific, Inc.
Medtox Laboratories, Inc.
Medtox Diagnostics, Inc.
Consolidated Medical Services, Inc.

        Financial Statements

        In accordance with our Amended and Restated Credit and Security Agreement dated as of May 7, 2001, but effective as of March 31, 2001(as amended to date, the “Credit Agreement”), attached are the financial statements of MEDTOX Scientific, Inc., MEDTOX Laboratories, Inc., MEDTOX Diagnostics, Inc., and Consolidated Medical Services, Inc. (together, the “Borrowers”) as of and for ________________ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

        I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers’ financial condition and the results of its operations as of the date thereof.

          Events of Default. (Check one):

|_|	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported to the Lender.

|_|	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto.

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Financial Covenants. I further hereby certify as follows:

1.        Minimum Debt Service Coverage Ratio. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, the Borrowers’ Debt Service Coverage Ratio was _____ to 1.00 which |_| satisfies |_| does not satisfy the requirement that such ratio be no less than 1.10 to 1.00 for fiscal year 2004.

2.        Minimum Pre-Tax Net Income. Pursuant to Section 6.14 of the Credit Agreement, the Borrowers’ Pre-Tax Net Income for the period ending on the Reporting Date, was $____________, which |_| satisfies |_| does not satisfy the requirement that such amount be not less than $_____________ for such period as set forth in table below:

Date	Minimum Pre-Tax Net Income
March 31, 2004	$ 0
June 30, 2004	$ 650,000
September 30, 2004	$1,650,000
December 31, 2004	$2,000,000
March 31, 2005	$ 0

3.        Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrowers have expended or contracted to expend for Capital Expenditures, $__________________ in the aggregate which |_| satisfies |_| does not satisfy the requirement that such expenditures not exceed $_____________ in the aggregate during such period as set forth below:

Year-to-date period ending	Capital Expenditures
September 30, 2004	$4,250,000
December 31, 2004	$4,250,000

4. Salaries. As of the Reporting Date, the Borrowers |_| are |_| are not in compliance with Section 7.17 of the Credit Agreement concerning salaries.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

MEDTOX SCIENTIFIC, INC.
MEDTOX LABORATORIES, INC
MEDTOX DIAGNOSTICS, INC
CONSOLIDATED MEDICAL SERVICES, INC

By s/s Richard J. Braun
Richard J. Braun
Their Chief Executive Officer

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Exhibit B to Fifth Amendment to Amended and Restated Credit and SecurityAgreement

10% Private Placement Subordinated Notes

OCTOBER 2001 SUB DEBT Holder of Note	Amount	Address	Note Date
VLC Properties LP	$25,000.00	907 E Ohio, Pittsburgh KS, 66762	10/04/01
Janavee Daniel Trust	$50,000.00	6005 E 57th Street, Tulsa OK, 74135	10/04/01
William Randolph Piper	$25,000.00	2526 E 31st, Tulsa OK ,74105	10/04/01
US Bancorp Piper Jaffray, Inc.	$50,000.00	Mr.Randy Johnson	10/04/01
Custodian for Brian P. Johnson		US Bancorp Piper Jaffray
		800 Nicollet Mall, Suite #800
		Minneapolis, MN 55402
Louis Perlman	$200,000.00	10 West Broadway 4MA,	10/01/01
		Long Beach NY 11561
Linda Stillman	$200,000.00	525 E. 72nd St, APT 41C, NY, NY 10021	10/01/01
Robert W. Baird & CO. Inc. TTEE	$50,000.00	FBO Joann Frank Braun IRA	10/15/01
		Account #1743-5405
		777 East Wisconsin Ave
		Milwaukee, WI 53202
Robert S. Kokales	$40,000.00	8039 Ranchview Lane N,	10/16/01
		Maple Grove, MN 55311
Jean Way Schoonover	$100,000.00	25 Stuyvesant St	10/24/01
Charles D. Schoonover	$50,000.00	158 Sunnyside Road Kinderhook, NY 12106	10/19/01
Robert Ribeiro	$20,000.00	266 Warwick Street St Paul, MN 55105	10/19/01
Sam Powell	$100,000.00	P.O.Box 2104 Burlington, NC 27216-2104	10/26/01
Sam Powell	$100,000.00	P.O. Box 2104 Burlington, NC 27216-2104	11/07/01

	$1,010,000.00

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